                                                                     Exhibit 4.3

THIS WARRANT AND THE STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND CAN BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY OR COUNSEL FOR THE REGISTERED HOLDER (WHICH SHALL BE IN FORM AND FROM SUCH COUNSEL AS SHALL BE REASONABLY SATISFACTORY TO THE COMPANY), SUCH REGISTRATION IS NOT THEN REQUIRED.


                                TWIN LAKES, INC.

   No. WB -- ______________ Redeemable Class B Common Stock Purchase Warrants

                           VOID AFTER __________, 2005

                   REDEEMABLE CLASS B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK


         This certifies that FOR VALUE RECEIVED, _____________________________, or registered assigns (the "Registered Holder"), is the owner of the number of redeemable Class B common stock purchase warrants (each, "Class B Warrant" and collectively, the "Class B Warrants") specified above. Each Class B Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate, one fully paid and nonassessable share of common stock, par value $0.001 per share (the "Common Stock") of Twin Lakes, Inc., a Nevada corporation (the "Company") , at any time between __________, 2000, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the subscription form hereon duly executed, at the principal office of the Company, accompanied by payment of $5.00, subject to adjustment as hereinafter provided (the "Exercise Price"), in lawful money of the United States of America in cash or by official bank check or certified check made payable to the Company.

         Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Class B Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Class B Warrants. Each Class B Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Class B Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within five Business Days after the Exercise Date, the Company shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Class B Warrants of the Registered Holder), unless prior to the date of issuance of such certificates, the Company refrains from issuing certificates pending clearance of checks received in payment of the Exercise Price of such Class B Warrants.

Definitions. The following terms will have the following definitions when used in this Warrant Certificate, unless the context otherwise expressly requires:

         "Common Stock" means capital stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

         "Board" means the board of directors of the Company or its successor as the same may be constituted from time to time.

         "Business Day" means a day which, in the State of Nevada, is not a public holiday or a day on which banks are permitted or required to be closed.

         "Exercise Date" means, as to the Class B Warrants represented by this Warrant Certificate, the date on which the Company shall have received both (1) this Warrant Certificate, with the subscription form hereon duly executed by the Registered Holder hereof or his attorney duly authorized in writing, and (2) payment in cash, by electronic funds transfer to a deposit account designated by the Company or by official bank check or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Exercise Price.

         "Exercise Price" means the price to be paid upon exercise of each Class B Warrant in accordance with the terms hereof, subject to (i) adjustment from time to time pursuant to the adjustment provisions of this Warrant Certificate and (ii) the Company's right to reduce the Exercise Price as provided herein.

         "Expiration Date" means 5:00 p.m. (Las Vegas, Nevada time) on _______, 2005, or such earlier date as the Class B Warrants shall be redeemed. If such date shall not be a Business Day, then the Expiration Date shall mean 5:00 p.m. (Las Vegas, Nevada time) on the next succeeding day which is a Business Day. The Company shall have the right to extend the Expiration Date, provided prior notice is given to all Registered Holders.

         "Issue Date" means, with respect to the Warrants represented by this certificate, __________, 2000.

         "Redemption Price" means the price at which the Company may, at its option, redeem the Class B Warrants represented by this certificate, in accordance herewith, which price shall be $0.001 per Warrant.

         "Registered Holder" means as to any Class B Warrant and as of any particular date, the person in whose name a Warrant Certificate shall be registered on that date on the books maintained by the Company for such purpose.

         "Transfer Agent" mean the Company, in its capacity as transfer agent for the Common Stock, until such time as the Company shall authorize a successor as such transfer agent.

Reservation of Shares; Payment of Taxes

         (a) The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Class B Warrants, such number of whole shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class B Warrants. Shares of Common Stock issuable upon exercise of Class B Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes (including, but not limited to, transfer taxes), liens and charges with respect to the issue thereof (other than those taxes, liens or charges which the Company shall promptly pay or discharge) , and upon issuance, such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on or in which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

         (b) If any securities to be reserved for the purpose of exercise of Class B Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will, in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use commercially reasonable efforts to obtain appropriate approvals or registrations under applicable state securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

         (c) The Company will pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Class B Warrants, or the issuance, or delivery of any shares of Common Stock upon exercise of the Class B Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

Exchange and Registration of Transfer.

         (a) This Warrant Certificate may be exchanged for other Warrant Certificates representing an equal aggregate number of Class B Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its principal office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

         (b) The Company shall keep at its principal office books in which it shall register Warrant Certificates and the transfer thereof. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Class B Warrants.

         (c) If this Warrant Certificate is presented for registration of transfer, or for exchange or exercise, the subscription or assignment form, as applicable, hereon shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer or subscription, as applicable in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

         (d) A service charge may be imposed by the Company for any exchange or registration of transfer of Warrant Certificates.

Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and, in case of loss, theft or destruction, of indemnity satisfactory to it, and, in the case of mutilation, upon surrender and cancellation thereof, the Company shall, in the absence of notice that this Warrant Certificate has been acquired by a bona fide purchaser, execute, sign and deliver to the Registered Holder, in lieu thereof, a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Redemption.

         (a) Upon not less than 30 days notice given at any time after the applicable date of issuance thereof, the outstanding Class B Warrants represented by this Warrant Certificate may be redeemed, at the option of the Company, at a Redemption Price of $0.001 per Class B Warrant. All Class B Warrants must be redeemed if any are redeemed.

         (b) If the conditions set forth in clause (a) above are satisfied, and the Company desires to exercise its rights to redeem Class B Warrants, it shall request the Warrant Agent to send a notice of redemption to each of the Registered Holders of the Class B Warrants to be redeemed, first class mail, postage prepaid, not later than the 30th day before the Redemption Date, at their last address as shall appear on the Class B Warrant register maintained by the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

         (c) The notice of redemption shall specify: (i) the Redemption Price;
(ii) the date fixed for redemption (the "Redemption Date"); (iii) the place where Warrant Certificates shall be delivered and the redemption price paid; and
(iv) that the right to exercise the Class B Warrants shall terminate at 5:00 p.m. (Las Vegas, Nevada time) on the Business Day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption, except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

         (d) Any right to exercise a Class B Warrant shall terminate at 5:00 p.m. (Las Vegas, Nevada time) on the Business Day immediately preceding the Redemption Date. Except as provided in clause (e) below, on and after the Redemption Date, Registered Holders of the Class B Warrants shall have no further rights, except to receive, upon surrender of the Warrant Certificates representing such Class B Warrants, the Redemption Price.

         (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of this Warrant Certificates, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each Class B Warrant, provided that if the aggregate amount payable to any Registered Holder in redemption of Class B Warrants held by such Registered Holder is $1.00 or less, the Company shall have no liability to make payment of the Redemption Price to such Registered Holder; such Registered Holder will have no claim against the Company for the payment of such Redemption Price; and the Class B Warrants held by such Registered Holders shall, nevertheless, be deemed to have been duly redeemed on the applicable Redemption Date, whether or not the same are surrendered. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Class B Warrants called for redemption, such Class B Warrants shall expire and become void and all rights under this Warrant Certificate shall cease, except the right, if any, to receive payment of the Redemption Price.

         (f) The Company reserves the right to have standby purchasers of all unexercised Class B Warrants on the Redemption Date exercise such Class B Warrants during the two week period following the Redemption Date, with the Company receiving the Exercise Price and paying the redemption price to the registered holders of unexercised Class B Warrants.

Adjustment of Exercise Price and Number of Shares of Common Stock. After each adjustment of the Exercise Price pursuant to these adjustment provisions, the number of shares of Common Stock purchasable upon the exercise of each Class B Warrant shall, in each case, equal the number of shares of Common Stock receivable upon exercise thereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price and the denominator of which shall be such adjusted Exercise Price.

         The Exercise Price shall be subject to adjustment as set forth below:

         (a) (i) In case the Company shall hereafter: (A) pay a dividend or make a distribution on shares of its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock, any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Class B Warrant thereafter exercised shall be entitled to receive the number of securities of the Company which it would have owned immediately following such action had such Class B Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution of shares of Common Stock and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this clause (a)(i), the Registered Holder of any Class B Warrant thereafter exercised shall become entitled to receive two or more securities of the Company, the Board (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among such securities.

                  (ii) In any case in which this clause (a) shall require that an adjustment to the Exercise Price be made immediately following a record date, the Company may elect to defer, but only until five Business Days following the filing with the Secretary of the Company of the certificate of its chief financial officer described in clause (d)(i) below, issuing to the holder of any Class B Warrants exercised after such record date the shares of Common Stock and securities of the Company issuable upon such exercise over and above the shares of Common Stock and other securities of the Company issuable upon such exercise on the basis of the Exercise Price prior to adjustment.

                  (iii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $0.10; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under these adjustment provisions shall be made to the nearest cent or to the nearest one-one hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Class B Warrant.

                  (iv) No adjustment of the Exercise Price shall be made, except on the conditions set forth in this clause (a). Without limitation to the foregoing, there shall be no adjustment pursuant to this clause (a) should the Company issue any capital stock for cash or other consideration on terms approved by the Board.

         (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Class B Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary of the Company, in which merger, the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other securities issuable upon exercise of the Class B Warrants, other than a change in par value, or from par value to no par value, or from no par value to par value), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Class B Warrant then outstanding shall have the right thereafter to receive on exercise of such Class B Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Class B Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company or its successors shall forthwith file with its Secretary a statement setting forth such provisions signed by (1) its President or a Vice President and (2) by its Secretary or an Assistant Secretary, evidencing such provisions. Such provisions shall include a provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in clause (a) above. The provisions of this clause (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (c) Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Class B Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price.

         (d) (i) Upon any adjustment of the Exercise Price required to be made pursuant to these adjustment provisions, the Company within 30 days thereafter shall (A) cause to be filed with the Secretary of the Company a certificate of its Chief Financial Officer setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation was based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to the Registered Holder of this Warrant Certificate written notice of such adjustment. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the notice provisions set forth below.

              (ii) In case at any time:

                  (A) the Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in shares of Common Stock of the Company; or

                  (B) the Company shall offer for subscription to the holders of its Common Stock (other than pursuant to the terms of the Warrants) any additional shares of stock of any class or any other securities convertible or exercisable into, or exchangeable for shares of Common Stock or any rights to subscribe thereto; or

                  (C) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary of the Company in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Class B Warrants other than a change in par value, or from par value to no par value, or from no par value to par value); or

                  (D) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases;

the Company shall cause to be mailed to the Registered Holder of this Warrant Certificate, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Class B Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger., dissolution, liquidation or winding up as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Class B Warrants shall terminate).

              (iii) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of corporate actions hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

Fractional Securities.

         (a) If the number of shares of Common Stock and other securities purchasable upon the exercise of each Class B Warrant is adjusted as above provided, the Company, nevertheless, shall not be required to issue fractions of shares pertaining to fractional shares upon exercise of the Class B Warrants or otherwise, or to distribute certificates that evidence fractional shares or the right to purchase fractional shares. With respect to any fraction of a share that would relate to a fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share relating to fractional shares, determined as follows:

               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for quotation on the Nasdaq Stock Market Inc. ("Nasdaq"), the current value shall be the last reported sale price of the Common Stock on such exchange or Nasdaq on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or Nasdaq; or

               (ii) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Class B Warrant; or

               (iii) If the Common Stock is not listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board.

Agreement of Warrant Holders. The Registered Holder of this Warrant Certificate, by his acceptance thereof, consents and agrees with the Company and every other Registered Holder of a Warrant that:

         (a) The Class B Warrants are transferable only on the Class B Warrant registry books of the Company by the Registered Holder hereof in person or by his attorney duly authorized in writing and only if this Warrant Certificate is surrendered at the office of the Company, with the transfer form hereon attached hereto duly endorsed, or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

         (b) The Company may deem and treat the person in whose name this Warrant Certificate is registered as the Registered Holder thereof and as the absolute, true and lawful owner of the Warrants represented hereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided herein.

Cancellation of Warrant Certificates. If the Company shall purchase or acquire the Class B Warrants represented hereby, this Warrant Certificate shall be surrendered to the Company and shall be canceled by the Company and retired.

Right to Extend Expiration Date or Reduce Exercise Price. The exercise price of the Class A Warrants and/or the Class B Warrants may, at the Company's option, upon 30 days prior written notice, be reduced from time to time for a period or periods, none of which shall be for less than 15 nor more than 90 days. The Company shall also have the right to extend the exercise period of the Class A or Class B Warrants at the Company's sole option.

Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows:

         (a) if to the Registered Holder of this Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company;

         (b) if to the Company, at 1700 W. Horizon Ridge Parkway, Henderson, Nevada 89012, or at such other address as may have been furnished to the Registered Holders in writing by the Company;

Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without reference to choice of law rules thereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by an officer thereof duly authorized.


                                             TWIN LAKES, INC.


Dated: __________, 2000                      By
                                                -----------------------------
                                                Johnny R. Thomas, President

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                      in order to Exercise Class B Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise the Class B Warrants represented by this Warrant Certificates, and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in the name of

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                    -----------------------------------------


                    -----------------------------------------


                    -----------------------------------------
                     [please print or type name and address]

and be delivered to


                    -----------------------------------------


                    -----------------------------------------


                    -----------------------------------------
                     [please print or type name and address]
and if such number of Class B Warrants shall not be all of the Class B Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class B Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated: ____________________________           x
                                              ----------------------------------


                                              ----------------------------------
                                                           Address

                                              ----------------------------------


                                              ----------------------------------
                                                Taxpayer Identification Number


                                              ----------------------------------
                                                     Signature Guaranteed

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                       in Order to Assign Class B Warrants

FOR VALUE RECEIVED, ______________________________________________________
hereby sells, assigns and transfers unto

                  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                     --------------------------------------

                     --------------------------------------

                     --------------------------------------
                     [please print or type name and address]

_____________________of the Class B Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_________________________________________ Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.

Dated:________________________                   x
                                                  ------------------------------

                                                       Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.